UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Conditions.

On August 2, 2018 Impinj Inc. (“Impinj”) issued a press release announcing certain financial results for the three months ended June 30, 2018. Additionally, Impinj announced that it has canceled its previously scheduled investor call during which it had intended to discuss such results. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

All financial results in the press release were prepared by management and are preliminary. As noted below, the Audit Committee of Impinj’s Board of Directors has commenced an independent investigation. Because the investigation is not yet completed and no conclusions with respect thereto have been reached, Impinj is currently unable to determine whether any changes will be required with respect to its reported results of operations for the three and six months ended June 30, 2018 or any other period, as well as any impact on the Company’s internal control over financial reporting.

Item 7.01	Regulation FD Disclosure.

The Audit Committee of Impinj’s Board of Directors has commenced an independent investigation in connection with a complaint filed by a former employee. The Audit Committee has retained independent counsel to assist it in its investigation. Impinj has contacted the Securities and Exchange Commission (“SEC”) to advise it that an independent investigation is underway, and the Audit Committee intends to provide additional information to the SEC as appropriate as the investigation proceeds. Impinj cannot predict the duration or outcome of the investigation, and will not be in a position to file Form 10-Q until the Audit Committee completes its investigation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 2, 2018.

Disclaimer of Filing

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, including, without limitation, Impinj’s expectations as to the timing and outcome of its Audit Committee investigation, the filing of its periodic reports, and its expected financial and operational results for the three and six months ended June 30, 2018 and for future periods.

The statements are based on management’s current expectations, estimates and projections, are not guarantees of future outcomes or performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond Impinj’s control and are difficult to predict, including, but not limited to, discovering additional information relevant to the Audit Committee investigation; the findings, conclusions and recommendations of the Audit Committee (and their timing); the Board and Impinj’s response to the Audit Committee’s findings, conclusions and recommendations; the review by Impinj’s independent registered public accounting firm of the Audit Committee’s findings, conclusions and recommendations and Impinj’s financial statements; and the risk that completing and filing reports with the SEC will take longer than expected.

The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Impinj’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and from time to time other filings with the SEC, which are available on the SEC’s Web site (http://www.sec.gov).

Impinj stockholders are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date such statements are made. Impinj does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this disclosure, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: August 2, 2018